Investor Contact:	Media Contact:
Kelley Hall	Kellie Leonard
(503) 532-3793	(503) 671-6171

NIKE, INC. REPORTS FISCAL 2014 FOURTH QUARTER
AND FULL YEAR RESULTS

•	Fourth quarter revenues from continuing operations up 11 percent to $7.4 billion

•	Fourth quarter diluted earnings per share from continuing operations up 3 percent to $0.78

•	Fiscal 2014 revenues from continuing operations up 10 percent to $27.8 billion

•	Fiscal 2014 diluted earnings per share from continuing operations up 11 percent to $2.97

•	Worldwide futures orders up 11 percent; 12 percent growth excluding currency changes

•	Inventories as of May 31, 2014 up 13 percent

BEAVERTON, Ore., June 26, 2014 - NIKE, Inc. (NYSE:NKE) today reported fiscal 2014 financial results for its fourth quarter and full year ended May 31, 2014. Despite the negative impact of changes in foreign exchange rates, diluted earnings per share for the quarter increased 3 percent as revenue growth, gross margin expansion and a lower average share count more than offset increased SG&A investments and a higher tax rate.

Fiscal 2014 diluted earnings per share rose 11 percent to $2.97, reflecting 10 percent revenue growth, gross margin expansion, a lower tax rate and a lower average share count, which more than offset the impacts of higher SG&A investments and foreign exchange headwinds.

“These results demonstrate the energy and excitement NIKE brings to the market,” said President and CEO Mark Parker. “Our ability to relentlessly innovate for consumers drove our growth in FY14, and will continue to fuel it for years to come. And as we grow, we remain focused on managing all areas of our business to drive sustainable, profitable growth for our shareholders.”*

Fourth Quarter Continuing Operations Income Statement Review

•	Revenues for NIKE, Inc. rose 11 percent to $7.4 billion, up 13 percent on a currency neutral basis.

◦
Revenues for the NIKE Brand were $7.0 billion, up 13 percent on a currency neutral basis powered by growth in every key category and geography except Japan, where revenues were in line with the fourth quarter last year.

◦
Revenues for Converse were $410 million, up 15 percent on a currency neutral basis, mainly driven by strong performance in our largest direct distribution markets: the United States, China and the United Kingdom.

•
Gross margin expanded 170 basis points to 45.6 percent. The increase was primarily attributable to higher average selling prices and continued growth in the higher margin Direct to Consumer (DTC) business, partially offset by higher product input costs and unfavorable foreign exchange rates.

•
Selling and administrative expense increased 21 percent to $2.4 billion. Demand creation expense was $876 million, up 36 percent, driven by marketing support for the World Cup and key product initiatives. Operating overhead expense increased 13 percent to $1.6 billion due to higher costs for the expanding DTC business, as well as investments in infrastructure and digital innovation.

•
Other expense, net was $17 million, comprised primarily of foreign exchange losses. For the quarter, the Company estimates the year-over-year change in foreign currency related gains and losses included in other expense (income), net, combined with the impact of changes in currency exchange rates on the translation of foreign currency-denominated profits, decreased pretax income by approximately $30 million.

•
The effective tax rate was 23.5 percent, compared to 22.9 percent for the fourth quarter last year. The effective tax rate for the prior period was lower due to a reduction in tax reserves related to foreign operations.

•	Net income increased 1 percent to $698 million while diluted earnings per share increased 3 percent to $0.78, reflecting a decrease in the weighted average diluted common shares outstanding.

Fiscal 2014 Continuing Operations Income Statement Review

•	Revenues for NIKE, Inc. rose 10 percent to $27.8 billion, up 11 percent on a currency neutral basis.

◦	Revenues for the NIKE Brand were $26.1 billion, up 11 percent excluding the impact of changes in foreign currency.

◦
NIKE Brand wholesale revenues increased 8 percent on a currency neutral basis while DTC revenues grew to $5.3 billion, up 22 percent excluding the impact of changes in foreign currency, driven by 10 percent growth in comparable store sales, new store expansion and a 42 percent increase in e-commerce sales. As of May 31, 2014, the NIKE Brand had 768 DTC stores in operation as compared to 678 a year ago.

◦	On a currency neutral basis, NIKE Brand revenue growth was driven by growth in every geography, key category and across the Brand’s Men’s, Women’s and Young Athletes’ (Kids’) businesses.

◦
Revenues for Converse were $1.7 billion, up 15 percent on a currency neutral basis, mainly driven by strong performance in our largest direct distribution markets: the United States, China and the United Kingdom.

•
Gross margin expanded 120 basis points to 44.8 percent. The increase was primarily due to higher average selling prices and continued growth in the higher margin Direct to Consumer business, partially offset by higher product input costs and unfavorable foreign exchange rates.

•
Selling and administrative expense grew 12 percent to $8.8 billion. Demand creation expense was $3.0 billion, up 10 percent, due to an increase in sports marketing expense, as well as marketing support for the World Cup and key product launches. Operating overhead expense increased 14 percent to $5.7 billion due to higher costs for the expanding DTC business, investments in digital innovation and operational infrastructure.

•
Other expense, net was $103 million for the fiscal year, mainly comprised of foreign exchange losses. For the year, the Company estimates the year-over-year change in foreign currency related gains and losses included in other expense (income), net, combined with the impact of changes in currency exchange rates on the translation of foreign currency-denominated profits, decreased pretax income by approximately $139 million.

•	The effective tax rate was 24.0 percent, lower than the effective tax rate of 24.7 percent last year primarily due to an increase in earnings from low tax jurisdictions.

•	Net income increased 10 percent to $2.7 billion while diluted earnings per share increased 11 percent to $2.97, reflecting a decline in the weighted average diluted common shares outstanding.

May 31, 2014 Balance Sheet Review for Continuing Operations

•
Inventories for NIKE, Inc. were $3.9 billion, up 13 percent from May 31, 2013. NIKE Brand wholesale unit inventories increased 12 percent. Changes in the average product cost per unit, combined with the impact of changes in foreign currency exchange rates, drove approximately 1 percentage point of net NIKE Brand wholesale inventory growth.

•
Cash and short-term investments were $5.1 billion, $823 million lower than last year as growth in net income was more than offset by share repurchases and higher dividends, as well as capital investments in the business.

Share Repurchases

During the fourth quarter, NIKE, Inc. repurchased a total of 12.3 million shares for approximately $912 million as part of the four-year, $8 billion program approved by the Board of Directors in September 2012. As of the end of fiscal 2014, a total of 51.9 million shares had been repurchased under this program for approximately $3.4 billion, at an average cost of $65.83 per share.

Futures Orders

As of the end of the quarter, worldwide futures orders for NIKE Brand athletic footwear and apparel scheduled for delivery from June through November 2014 totaled $13.3 billion, 11 percent higher than orders reported for the same period last year, and 12 percent higher on a currency neutral basis.*

Conference Call

NIKE management will host a conference call beginning at approximately 2:00 p.m. PT on June 26, 2014, to review fiscal fourth quarter and full year results. The conference call will be broadcast live over the Internet and can be accessed at http://investors.nikeinc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, July 3, 2014.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly-owned NIKE, Inc. subsidiaries include Converse Inc., which designs, markets and distributes athletic lifestyle footwear, apparel and accessories and Hurley International LLC, which designs, markets and distributes surf and youth lifestyle footwear, apparel and accessories. For more information, NIKE’s earnings releases and other financial information are available on the Internet at http://investors.nikeinc.com and individuals can follow @Nike.

*
The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release concern changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and “at once” orders, exchange rate fluctuations, order cancellations, changes in the timing of shipments, discounts and returns, which may vary significantly from quarter to quarter, and because a significant portion of the business does not report futures orders.

(Additional Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the period ended May 31, 2014

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions, except per share data)	5/31/2014	5/31/2013[1]	Change	5/31/2014	5/31/2013[1]	Change
Income from continuing operations:
Revenues	$7,425	$6,697	11%	$27,799	$25,313	10%
Cost of sales	4,040	3,757	8%	15,353	14,279	8%
Gross profit	3,385	2,940	15%	12,446	11,034	13%
Gross margin	45.6%	43.9%		44.8%	43.6%

Demand creation expense	876	642	36%	3,031	2,745	10%
Operating overhead expense	1,572	1,387	13%	5,735	5,051	14%
Total selling and administrative expense	2,448	2,029	21%	8,766	7,796	12%
% of revenue	33.0%	30.3%		31.5%	30.8%

Interest expense (income), net	8	3	—	33	(3)	—
Other expense (income), net	17	13	—	103	(15)	—
Income before income taxes	912	895	2%	3,544	3,256	9%
Income taxes	214	205	4%	851	805	6%
Effective tax rate	23.5%	22.9%		24.0%	24.7%

NET INCOME FROM CONTINUING OPERATIONS	698	690	1%	2,693	2,451	10%
NET (LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	(28)	—	—	21	—
NET INCOME	$698	$662	5%	$2,693	$2,472	9%

Earnings per share from continuing operations:
Basic earnings per common share	$0.80	$0.77	4%	$3.05	$2.74	11%
Diluted earnings per common share	$0.78	$0.76	3%	$2.97	$2.68	11%

Earnings per share from discontinued operations:
Basic earnings per common share	$—	$(0.03)	—	$—	$0.02	—
Diluted earnings per common share	$—	$(0.03)	—	$—	$0.02	—

Weighted average common shares outstanding:
Basic	873.7	892.6		883.4	897.3
Diluted	895.2	913.4		905.8	916.4

Dividends declared per common share	$0.24	$0.21		$0.93	$0.81
[1] Prior year amounts have been revised to properly expense internally developed patent and trademark costs as incurred.

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
As of May 31, 2014

	May 31,	May 31,	% Change
(Dollars in millions)	2014	2013 [1]
ASSETS
Current assets:
Cash and equivalents	$2,220	$3,337	-33%
Short-term investments	2,922	2,628	11%
Accounts receivable, net	3,434	3,117	10%
Inventories	3,947	3,484	13%
Deferred income taxes	355	308	15%
Prepaid expenses and other current assets	818	756	8%
Assets of discontinued operations	—	—	—
Total current assets	13,696	13,630	0%
Property, plant and equipment	6,220	5,500	13%
Less accumulated depreciation	3,386	3,048	11%
Property, plant and equipment, net	2,834	2,452	16%
Identifiable intangible assets, net	282	289	-2%
Goodwill	131	131	0%
Deferred income taxes and other assets	1,651	1,043	58%
TOTAL ASSETS	$18,594	$17,545	6%
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7	$57	-88%
Notes payable	167	98	70%
Accounts payable	1,930	1,669	16%
Accrued liabilities	2,491	2,036	22%
Income taxes payable	432	84	414%
Liabilities of discontinued operations	—	18	—
Total current liabilities	5,027	3,962	27%
Long-term debt	1,199	1,210	-1%
Deferred income taxes and other liabilities	1,544	1,292	20%
Redeemable preferred stock	—	—	—
Shareholders' equity	10,824	11,081	-2%
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,594	$17,545	6%
[1] Prior year amounts have been revised to recognize certain inventories held at third parties and to properly expense internally developed patent and trademark costs as incurred.

NIKE, Inc.
DIVISIONAL REVENUES[1]
For the period ended May 31, 2014
				% Change Excluding Currency Changes[2]				% Change Excluding Currency Changes[2]
	THREE MONTHS ENDED		%		TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2014	5/31/2013	Change		5/31/2014	5/31/2013	Change
North America
Footwear	$2,036	$1,818	12%	12%	$7,495	$6,751	11%	11%
Apparel	1,017	934	9%	9%	3,937	3,591	10%	10%
Equipment	241	239	1%	1%	867	816	6%	6%
Total	3,294	2,991	10%	10%	12,299	11,158	10%	10%
Western Europe
Footwear	884	699	26%	20%	3,299	2,657	24%	20%
Apparel	366	290	26%	19%	1,427	1,289	11%	7%
Equipment	62	63	-2%	-4%	253	247	2%	-1%
Total	1,312	1,052	25%	18%	4,979	4,193	19%	14%
Central & Eastern Europe
Footwear	219	212	3%	8%	763	672	14%	15%
Apparel	129	110	17%	25%	532	468	14%	17%
Equipment	22	25	-12%	-7%	92	89	3%	7%
Total	370	347	7%	12%	1,387	1,229	13%	15%
Greater China
Footwear	434	404	7%	6%	1,600	1,495	7%	5%
Apparel	235	236	0%	-2%	876	844	4%	1%
Equipment	33	38	-13%	-12%	126	139	-9%	-11%
Total	702	678	4%	2%	2,602	2,478	5%	3%
Japan
Footwear	128	124	3%	12%	409	439	-7%	11%
Apparel	75	90	-17%	-11%	276	337	-18%	-2%
Equipment	23	30	-23%	-17%	86	100	-14%	2%
Total	226	244	-7%	0%	771	876	-12%	5%
Emerging Markets
Footwear	701	673	4%	19%	2,642	2,621	1%	10%
Apparel	313	249	26%	44%	1,061	962	10%	21%
Equipment	66	72	-8%	8%	246	249	-1%	9%
Total	1,080	994	9%	25%	3,949	3,832	3%	13%
Global Brand Divisions[3]	36	31	16%	10%	125	115	9%	6%
Total NIKE Brand	7,020	6,337	11%	13%	26,112	23,881	9%	11%
Converse	410	354	16%	15%	1,684	1,449	16%	15%
Corporate[4]	(5)	6	—	—	3	(17)	—	—
Total NIKE, Inc. Revenues From Continuing Operations	$7,425	$6,697	11%	13%	$27,799	$25,313	10%	11%

Total NIKE Brand
Footwear	$4,402	$3,930	12%	14%	$16,208	$14,635	11%	12%
Apparel	2,135	1,909	12%	14%	8,109	7,491	8%	10%
Equipment	447	467	-4%	-1%	1,670	1,640	2%	4%
Global Brand Divisions[3]	36	31	16%	10%	125	115	9%	6%
[1] Certain prior year amounts have been reclassified to conform to fiscal year 2014 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
[2]  Fiscal 2014 results have been restated using fiscal 2013 exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

[3] Global Brand Divisions primarily represent NIKE Brand licensing businesses that are not part of a geographic operating segment.
[4] Corporate revenues primarily consist of foreign currency revenue-related hedge gains and losses generated by entities within the NIKE Brand geographic operating segments and Converse through our centrally managed foreign exchange risk management program.

NIKE, Inc.
SUPPLEMENTAL NIKE BRAND REVENUE DETAILS[1]
For the period ended May 31, 2014
				% Change Excluding Currency Changes[2]
	YEAR ENDED		%
(Dollars in millions)	5/31/2014	5/31/2013	Change
NIKE Brand Revenues by:
Sales to Wholesale Customers	$20,683	$19,401	7%	8%
Sales Direct to Consumers	5,304	4,365	22%	22%
Global Brand Divisions	125	115	9%	6%
Total NIKE Brand Revenues	$26,112	$23,881	9%	11%

NIKE Brand Revenues on a Wholesale Equivalent Basis:[3]
Sales to Wholesale Customers	$20,683	$19,401	7%	8%
Sales from our Wholesale Operations to Direct to Consumer Operations	3,107	2,499	24%	25%
Total NIKE Brand Wholesale Equivalent Revenues	$23,790	$21,900	9%	10%

NIKE Brand Wholesale Equivalent Revenues by:[3]
Men's	$14,001	$13,073	7%	9%
Women’s	4,971	4,494	11%	12%
Young Athletes'	3,737	3,251	15%	16%
Others[4]	1,081	1,082	0%	1%
Total NIKE Brand Wholesale Equivalent Revenues	$23,790	$21,900	9%	10%

NIKE Brand Wholesale Equivalent Revenues by:[3]
Running	$4,623	$4,274	8%	10%
Basketball	3,119	2,629	19%	19%
Football (Soccer)	2,270	1,930	18%	21%
Men’s Training	2,479	2,391	4%	5%
Women’s Training	1,149	1,067	8%	10%
Action Sports	738	683	8%	9%
Sportswear	5,877	5,569	6%	7%
Golf	789	792	0%	1%
Others[5]	2,746	2,565	7%	8%
Total NIKE Brand Wholesale Equivalent Revenues	$23,790	$21,900	9%	10%
[1] Certain prior year amounts have been reclassified to conform to fiscal year 2014 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
[2]  Fiscal 2014 results have been restated using fiscal 2013 exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

[3] References to NIKE Brand wholesale equivalent revenues are intended to provide context as to the total size of our NIKE Brand market footprint if we had no Direct to Consumer operations. NIKE Brand wholesale equivalent revenues consist of 1) sales to external wholesale customers, and 2) internal sales from our wholesale operations to our Direct to Consumer operations which are charged at prices that are comparable to prices charged to external wholesale customers.

[4] Others include all unisex products, equipment, and other products not allocated to Men's, Women's, and Young Athletes', as well as certain adjustments that are not allocated to products designated by Gender-Age.

[5] Others include all other categories and certain adjustments that are not allocated at the category level.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1,2]
For the period ended May 31, 2014

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2014	5/31/2013[3]	Change	5/31/2014	5/31/2013[3]	Change
North America	$887	$778	14%	$3,075	$2,641	16%
Western Europe	192	142	35%	855	643	33%
Central & Eastern Europe	71	79	-10%	279	234	19%
Greater China	215	243	-12%	816	813	0%
Japan	39	47	-17%	131	139	-6%
Emerging Markets	273	253	8%	955	988	-3%
Global Brand Divisions[4]	(560)	(466)	-20%	(2,021)	(1,746)	-16%
TOTAL NIKE BRAND	1,117	1,076	4%	4,090	3,712	10%
Converse	94	89	6%	496	425	17%
Corporate[5]	(291)	(267)	-9%	(1,009)	(884)	-14%
TOTAL EARNINGS BEFORE INTEREST AND TAXES	$920	$898	2%	$3,577	$3,253	10%
[1] The Company evaluates performance of individual operating segments based on earnings before interest and taxes (also commonly referred to as “EBIT”), which represents net income before interest expense (income), net, and income taxes.

[2] Certain prior year amounts have been reclassified to conform to fiscal year 2014 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.
[3] Prior year amounts have been revised to properly expense internally developed patent and trademark costs as incurred.
[4] Global Brand Divisions primarily represent demand creation, operating overhead, information technology, and product creation and design expenses that are centrally managed for the NIKE Brand. Revenues for Global Brand Divisions are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.

[5] Corporate consists of unallocated general and administrative expenses, which includes expenses associated with centrally managed departments, depreciation and amortization related to the Company’s corporate headquarters, unallocated insurance and benefit programs, certain foreign currency gains and losses, including certain hedge gains and losses, corporate eliminations and other items.

NIKE, Inc.
NIKE BRAND REPORTED FUTURES GROWTH BY GEOGRAPHY[1]
As of May 31, 2014

	Reported Futures Orders	Excluding Currency Changes [2]

North America	11%	11%
Western Europe	25%	22%
Central & Eastern Europe	10%	14%
Greater China	6%	6%
Japan	-6%	0%
Emerging Markets	2%	9%
Total NIKE Brand Reported Futures	11%	12%
[1] Futures orders by geography and in total for NIKE Brand athletic footwear and apparel scheduled for delivery from June 2014 through November 2014, excluding NIKE Golf and Hurley.
The reported futures and advance orders growth is not necessarily indicative of our expectation of revenue growth during this period. This is due to year-over-year changes in shipment timing and because the mix of orders can shift between advance/futures and at-once orders and the fulfillment of certain orders may fall outside of the schedule noted above. In addition, exchange rate fluctuations as well as differing levels of order cancellations, discounts and returns can cause differences in the comparisons between advance/futures orders and actual revenues. Moreover, a significant portion of our revenue is not derived from futures and advance orders, including at-once and close-out sales of NIKE Brand footwear and apparel, sales of NIKE Brand equipment, sales from certain of our Direct to Consumer operations, and sales from Converse, NIKE Golf and Hurley.

[2] Reported futures have been restated using prior year exchange rates to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.